Exhibit 99.1

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results

Company Shows Improved Results and Expects to Achieve Positive Year-Over-Year Revenue Growth in its
North American Staffing Segment during First Quarter of Fiscal 2019

NEW YORK, NY, January 9, 2019 – Volt Information Sciences, Inc. (“Volt” or the “Company”) (NYSE-AMERICAN:  VISI), an international provider of staffing services and managed service programs, today reported improved results for its fiscal 2018 fourth quarter. In addition, Volt reported its full year ended October 28, 2018 results. Key highlights include:

•
Fourth quarter total Company net revenue of $264.8 million declined 8.2%; On a same-store-basis[1], net revenue decline of 2.8% improved 780 basis points compared to a 10.6% year-over-year decline in the fourth quarter of 2017

•	Total Company gross margin in the fourth quarter of 2018 was 16.6% slightly improved from 16.5%; On a same-store-basis, gross margin increased 160 basis points year-over-year

•	Total Company fourth quarter loss from continuing operations of $2.9 million; Adjusted income from continuing operations of $1.5 million, up from an adjusted loss of $7.0 million in the previous year

•	Total Company fourth quarter adjusted EBITDA of $4.7 million, up from $0.1 million in the prior period

•	Fourth quarter North American Staffing segment revenues of $220.5 million; net revenue decline of 1.6%, compared to a 12.1% year-over-year decline in the fourth quarter of 2017

•	Fourth quarter operating income for North American Staffing segment of $8.2 million increased 48.3% compared to the prior year period

Commenting on Volt’s fourth quarter results, Linda Perneau, President and CEO, said, “I am pleased with our fourth quarter performance highlighted by improvement in same-store revenue, gross margin expansion and careful expense management, which collectively resulted in significant growth in adjusted income from continuing operations.  At the top line, we are beginning to realize the benefits from changes to the North American Staffing segment’s organizational structure, designed to strengthen its service delivery, coupled with a much more robust sales engine. In addition, our focus on driving retail growth in commercial and professional job categories, as well as our renewed emphasis on direct hire business, contributed to a 160 basis point year-over-year improvement in gross margin on a same-store basis.”

Ms. Perneau continued, “Our operational performance in the fourth quarter was solid, evidenced by revenue improvements as compared to the prior year in our North American Staffing segment during each month of the quarter. During the last month of fiscal 2018, we generated year-over-year positive revenue growth in our North American Staffing Segment for the first time in many years. So far in the first quarter of fiscal 2019, that trend is continuing. This gives us confidence that this segment will generate positive year-over-year revenue growth during the first quarter of fiscal 2019. As momentum continues to build across the enterprise, I am very proud of the team’s execution of our strategy and I anticipate a strong start to the new year.”

¹ Excludes net revenue contributed from businesses sold or exited during the past year and the effect of foreign exchange rate fluctuations

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Fiscal 2018 Fourth Quarter Results
Total revenue for the fiscal 2018 fourth quarter was $264.8 million, down $23.7 million, or 8.2%, compared to $288.5 million in the fourth quarter of fiscal 2017. On a same-store basis, net revenue declined 2.8% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

Total gross margin in the fourth quarter of fiscal 2018 was 16.6%, an improvement of 160 basis points year-over-year, adjusted for businesses sold. The margin improvement was driven by a favorable California FUTA adjustment, lower worker compensation claims, and a better mix of higher margin business.

Selling, administrative and other operating costs in the fourth quarter of fiscal 2018 decreased $8.8 million, or 17.7%, to $41.3 million from $50.1 million in the fourth quarter of fiscal 2017. Excluding businesses sold or exited, selling, administrative and other operating costs for the fourth quarter of fiscal 2018 decreased 13.2% from the prior year period. The decrease was primarily due to ongoing cost reductions throughout the business including lower labor and consulting costs.

Net loss from continuing operations was $2.9 million in the fourth quarter of fiscal 2018, compared to net income from continuing operations of $39.8 million in the fourth quarter of fiscal 2017. Net income in the fourth quarter of fiscal 2017 benefitted by a gain on the sale of the Company’s quality assurance business totaling $48.0 million. On an adjusted (Non-GAAP) basis, the Company reported positive net income from continuing operations of $1.5 million in the fourth quarter of fiscal 2018, compared to an adjusted net loss from continuing operations of $7.0 million in the fourth quarter of fiscal 2017.

Adjusted EBITDA, which is a Non-GAAP measure, was $4.7 million in the fiscal 2018 fourth quarter, compared to Adjusted EBITDA of $0.1 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense.

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Fiscal 2018 Full Year Results
Total revenue for the full year of fiscal 2018 was $1,039.2 million, down $155.2 million, or 13.0%, compared to total revenue of $1,194.4 million for the full year of fiscal 2017. On a same-store basis, net revenue declined 6.9% year-over-year excluding net revenue contributed from businesses sold or exited during the past year and the effect of currency fluctuations.

Net loss from continuing operations was $32.7 million for the full year of fiscal 2018, down from net income of $28.8 million from the full year of fiscal 2017. Net income in fiscal 2017 included $3.1 million of restructuring and severance costs and settlement charges, offset by a $52.0 million gain on the sale of Maintech, a non-core business and the sale of the Company’s quality assurance business. Adjusted net loss from continuing operations, which is a Non-GAAP measure, was $26.9 million for the full year of fiscal 2018, compared to an adjusted net loss of $23.3 million from the full fiscal year of 2017.   Adjusted EBITDA, which is a Non-GAAP measure, was a loss of $13.1 million for the full year of fiscal 2018, up $12.2 million from a loss of $0.9 million in the year ago period. Adjusted EBITDA excludes the impact of special items, interest expense, income taxes, depreciation and amortization expense, other income/loss and share-based compensation expense.

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

For a reconciliation of the GAAP and Non-GAAP financial results, please see the tables at the end of this press release.

Conference Call and Webcast
A conference call and simultaneous webcast to discuss the fiscal 2018 fourth quarter and full year financial results will be held today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time. Volt’s President and CEO Linda Perneau and CFO Paul Tomkins will host the conference call. Participants may listen in via webcast by visiting the Investor & Governance section of Volt’s website at www.volt.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. The conference call can also be accessed by dialing 877-407-9039 (201-689-8470 for international callers) and reference the “Volt Information Sciences Earnings Conference Call.”

Following the call, an audio replay will be available beginning Wednesday January 9, 2019 at 7:30 p.m. Eastern Time through Wednesday, January 23, 2019 at 11:59 p.m. Eastern Time. To access the replay, dial 844-512-2921 (412-317-6671 for international callers) and enter the Conference ID # 13685608. A replay of the webcast will also be available for 90 days upon completion of the call, accessible through the Company’s website at www.volt.com in the Investors & Governance section.

About Volt Information Sciences, Inc.
Volt Information Sciences, Inc. is a global provider of staffing services (traditional time and materials-based as well as project-based). Our staffing services consist of workforce solutions that include providing contingent workers, personnel recruitment services, and managed staffing services programs supporting primarily administrative, technical, information technology, light-industrial and engineering positions. Our managed staffing programs involve managing the procurement and on-boarding of contingent workers from multiple providers. Our customer care solutions specialize in serving as an extension of our customers’ consumer relationships and processes including collaborating with customers, from help desk inquiries to advanced technical support. Our complementary businesses offer customer care call centers, customized talent, and supplier management solutions to a diverse client base. Volt services global industries including aerospace, automotive, banking and finance, consumer electronics, information technology, insurance, life sciences, manufacturing, media and entertainment, pharmaceutical, software, telecommunications, transportation, and utilities. For more information, visit www.volt.com.

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Forward-Looking Statements
This press release contains forward-looking statements, including North American Staffing segment’s revenue outlook for the first quarter of fiscal 2019, that are subject to a number of known and unknown risks, including, among others, general economic, competitive and other business conditions, the degree and timing of customer utilization and rate of renewals of contracts with the Company, and the degree of success of business improvement initiatives that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements are contained in company reports filed with the Securities and Exchange Commission.  Copies of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission, are available without charge upon request to Volt Information Sciences, Inc., 50 Charles Lindbergh Blvd., Suite 206, Uniondale, NY 11553 Attention: Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC’s website at http://www.sec.gov and at the Company’s website at http://www.volt.com in the Investor & Governance section.

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain Non-GAAP financial information, which includes adjustments for special items and certain line items on a constant currency basis, as additional information for its segment revenue, consolidated net income (loss), segment operating income (loss) and Adjusted EBITDA.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from Non-GAAP measures reported by other companies.

The Company believes that the presentation of Non-GAAP measures on a constant currency basis, eliminating special items and the impact of businesses sold provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations because they permit evaluation of the results of the Company without the effect of currency fluctuations, special items or the impact of businesses sold that management believes make it more difficult to understand and evaluate the Company’s results of operations. Special items include impairments, restructuring and severance as well as certain income or expenses not indicative of the Company’s current or future period performance and are more fully disclosed in the tables.

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Adjusted EBITDA is defined as earnings or loss before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude share-based compensation expense as well as the special items described above.

Adjusted EBITDA is a performance measure rather than a cash flow measure.  The Company believes the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, analysis of the Company’s results of operations and operating cash flows as reported under GAAP. For example, Adjusted EBITDA does not reflect capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; does not reflect the interest expense, or the cash requirements necessary to service the interest payments, on the Company’s debt; and does not reflect cash required to pay income taxes.

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies do not calculate these measures in the same fashion.

Investor Contacts:
Volt Information Sciences, Inc.
voltinvest@volt.com

Lasse Glassen
Addo Investor Relations
lglassen@addoir.com
424-238-6249

--Financial Tables to Follow--

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Results of Operations
(in thousands, except per share data)
	Three Months Ended			Twelve Months Ended
	October 28, 2018	July 29, 2018	October 29, 2017	October 28, 2018	October 29, 2017

Net revenue	$264,805	$257,808	$288,483	$1,039,170	$1,194,436
Cost of services	220,797	221,448	240,816	885,492	1,007,041
Gross margin	44,008	36,360	47,667	153,678	187,395

Selling, administrative and other operating costs	41,261	42,222	50,138	173,337	197,130
Restructuring and severance costs	4,512	3,108	307	8,242	1,379
Impairment and settlement charges	351	-	1,404	506	1,694
Gain from divestitures	-	-	(48,033)	-	(51,971)
Operating income (loss)	(2,116)	(8,970)	43,851	(28,407)	39,163

Interest income (expense), net	(627)	(552)	(1,026)	(2,592)	(3,751)
Foreign exchange gain (loss), net	491	(294)	(218)	403	(1,637)
Other income (expense), net	(252)	(296)	(375)	(1,131)	(1,562)
Income (loss) before income taxes	(2,504)	(10,112)	42,232	(31,727)	32,213
Income tax provision	382	1,306	2,458	958	3,388
Income (loss) from continuing operations	(2,886)	(11,418)	39,774	(32,685)	28,825
Loss from discontinued operations	-	-	(1,693)	-	(1,693)
Net income (loss)	$(2,886)	$(11,418)	$38,081	$(32,685)	$27,132

Per share data:
Basic:
Income (loss) from continuing operations	$(0.14)	$(0.54)	$1.90	$(1.55)	$1.38
Loss from discontinued operations	-	-	(0.08)	-	(0.08)
Net income (loss)	$(0.14)	$(0.54)	$1.82	$(1.55)	$1.30
Weighted average number of shares	21,072	21,071	20,967	21,051	20,942

Diluted:
Income (loss) from continuing operations	$(0.14)	$(0.54)	$1.90	$(1.55)	$1.37
Loss from discontinued operations	-	-	(0.08)	-	(0.08)
Net income (loss)	$(0.14)	$(0.54)	$1.82	$(1.55)	$1.29
Weighted average number of shares	21,072	21,071	20,982	21,051	21,017

Segment data:

Net revenue:
North American Staffing	$220,540	$215,679	$224,219	$860,544	$919,260
International Staffing	27,289	28,579	30,163	117,351	119,762
North American MSP	8,208	6,959	9,423	29,986	36,783
Corporate and Other	9,708	7,456	26,585	35,228	125,089
Eliminations	(940)	(865)	(1,907)	(3,939)	(6,458)
Net revenue	$264,805	$257,808	$288,483	$1,039,170	$1,194,436

Operating income (loss):
North American Staffing	$8,197	$2,961	$5,526	$12,103	$17,153
International Staffing	1,000	677	944	2,397	2,848
North American MSP	844	107	809	1,633	2,613
Corporate and Other	(12,157)	(12,715)	(11,461)	(44,540)	(35,422)
Gain from divestiture	-	-	48,033	-	51,971
Operating income (loss)	$(2,116)	$(8,970)	$43,851	$(28,407)	$39,163

Work days	64	63	64	251	251

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Condensed Consolidated Statements of Cash Flows
(in thousands)
	Twelve Months ended
	October 28, 2018	October 29, 2017

Cash and cash equivalents, beginning of the period	$37,077	$6,386

Cash used in all other operating activities	(25,525)	(9,586)
Changes in operating assets and liabilities	20,029	14,155
Net cash provided by (used in) operating activities	(5,496)	4,569

Purchases of property, equipment, and software	(3,565)	(9,312)
Proceeds from divestitures	-	81,102
Net cash provided by all other investing activities	331	876
Net cash provided by (used in) investing activities	(3,234)	72,666

Net repayment of borrowings	-	(47,050)
Debt issuance costs	(1,469)	(1,190)
Net cash used in all other financing activities	(271)	(50)
Net cash used in financing activities	(1,740)	(48,290)

Effect of exchange rate changes on cash and cash equivalents	(1,844)	1,746

Net increase (decrease) in cash and cash equivalents	(12,314)	30,691

Cash and cash equivalents, end of the period	$24,763	$37,077

Cash paid during the period:
Interest	$2,765	$3,840
Income taxes	$3,341	$3,521

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

Condensed Consolidated Balance Sheets
(in thousands, except share amounts)
	October 28, 2018	October 29, 2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$24,763	$37,077
Restricted cash and short-term investments	14,844	20,544
Trade accounts receivable, net of allowances of $759 and $1,249, respectively	157,445	173,818
Recoverable income taxes	96	1,643
Other current assets	7,348	11,755
TOTAL CURRENT ASSETS	204,496	244,837
Other assets, excluding current portion	7,808	10,851
Property, equipment and software, net	24,392	29,121
TOTAL ASSETS	$236,696	$284,809

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued compensation	$27,120	$24,504
Accounts payable	33,498	36,895
Accrued taxes other than income taxes	15,275	20,467
Accrued insurance and other	23,335	30,282
Short-term borrowings	-	50,000
Income taxes payable	1,097	808
TOTAL CURRENT LIABILITIES	100,325	162,956
Accrued insurance and other, excluding current portion	13,478	10,828
Deferred gain on sale of real estate, excluding current portion	22,216	24,162
Income taxes payable, excluding current portion	600	1,663
Deferred income taxes	510	1,206
Long-term debt	49,068	-
TOTAL LIABILITIES	186,197	200,815

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $1.00; Authorized - 500,000 shares; Issued - none	-	-
Common stock, par value $0.10; Authorized - 120,000,000 shares; Issued - 23,738,003 shares; Outstanding - 21,179,068 and 21,026,253 shares, respectively	2,374	2,374
Paid-in capital	79,057	78,645
Retained earnings	9,738	45,843
Accumulated other comprehensive loss	(7,070)	(5,261)
Treasury stock, at cost; 2,558,935 and 2,711,750 shares, respectively	(33,600)	(37,607)
TOTAL STOCKHOLDERS’ EQUITY	50,499	83,994
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$236,696	$284,809

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	October 28, 2018		October 29, 2017
Reconciliation of GAAP income (loss) from continuing operations to Non-GAAP net income (loss) from continuing operations:
GAAP income (loss) from continuing operations	$(2,886)		$39,774
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	4,512		307
Settlement and impairment charges	351		1,404	(b)
Gain from divestitures	-		(48,033)	(c)
Non-GAAP income (loss) from continuing operations	$1,491		$(7,034)

	Three Months Ended
	October 28, 2018		October 29, 2017
Reconciliation of GAAP income (loss) from continuing operations to Adjusted EBITDA:
GAAP income (loss) from continuing operations	$(2,886)		$39,774
Selling, administrative and other operating costs	(486)	(a)	(486)	(a)
Restructuring and severance costs	4,512		307
Settlement and impairment charges	351		1,404	(b)
Gain from divestitures	-		(48,033)	(c)
Depreciation and amortization	1,694		2,407
Share-based compensation expense	753		644
Total other (income) expense, net	388		1,619
Provision for income taxes	382		2,458
Adjusted EBITDA	$4,708		$94

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to the settlement charge associated with the early payment of the NewNet note.
(c)	Relates to the gain on the sale of the quality assurance testing division of the Technology Outsourcing Services and Solutions segment.

Volt Reports Fiscal 2018 Fourth Quarter and Full Year Results
January 9, 2019

GAAP to Non-GAAP Reconciliations
(in thousands)

	Twelve Months Ended
	October 28, 2018		October 29, 2017
Reconciliation of GAAP income (loss) from continuing operations to Non-GAAP net income (loss) from continuing operations:
GAAP income (loss) from continuing operations	$(32,685)		$28,825
Selling, administrative and other operating costs	(1,944)	(a)	(1,944)	(a)
Restructuring and severance costs	8,242		1,379
Settlement and impairment charges	506	(b)	1,694	(e)
Gain from divestitures	-		(51,971)	(f)
Income tax benefit	(1,052)	(c)	(1,283)	(g)
Non-GAAP income (loss) from continuing operations	$(26,933)		$(23,300)

	Twelve Months Ended
	October 28, 2018		October 29, 2017
Reconciliation of GAAP income (loss) from continuing operations to Adjusted EBITDA:
GAAP income (loss) from continuing operations	$(32,685)		$28,825
Selling, administrative and other operating costs	(1,944)	(a)	(1,944)	(a)
Restructuring and severance costs	8,242		1,379
Settlement and impairment charges	506	(b)	1,694	(e)
Gain from divestitures	-		(51,971)	(f)
Depreciation and amortization	7,209		8,025
Share-based compensation expense	1,270	(d)	2,755
Total other (income) loss, net	3,320		6,950
Provision for income taxes	958		3,388
Adjusted EBITDA	$(13,124)		$(899)

Special item adjustments consist of the following:
(a)	Relates to the amortization of the gain on the sale of the Orange, CA facility, which is included in Selling, administrative and other operating costs.
(b)	Relates to previously purchased software module that is no longer in use.
(c)	Relates to a discrete tax benefit resulting from the expiration of uncertain tax positions in the first quarter of fiscal 2018.
(d)	Includes share-based compensation forfeited in accordance with the former chief executive officer’s separation agreement.
(e)	Relates to the settlement charge associated with the early payment of the NewNet note and impairment of previously purchased software module no longer in use.
(f)	Relates to the sale of Maintech, a non-core business and the sale of the quality assurance testing division of the Technology Outsourcing Services and Solutions segment.
(g)
Relates to a discrete tax benefit resulting from the resolution of uncertain tax positions upon the completion and effective settlement of the IRS audit of the Company’s fiscal 2004 through 2010 federal tax and associated state tax audits.